Exhibit 99.1

Harrow Health Publishes Second Quarter 2020 Letter to Stockholders

Nashville, TN – August 10, 2020 – Harrow Health, Inc. (NASDAQ: HROW) today reported results for the second quarter 2020. Please click here to review Harrow Health’s Letter to Stockholders for the second quarter 2020.

Mark L. Baum, CEO of Harrow Health, commented, “Our team made great progress during a challenging second quarter. The impact from COVID-19 was substantial for a limited period, but the segments of our economy that are most relevant to our success recovered rapidly and are now at near-normal levels. The success we’ve seen recently validates the role our formulations play in our customers’ practices. Thankfully, we are again seeing trends of record-high revenue days into the third quarter as the economy and healthcare providers continue to make a strong comeback. Also, we recently announced an important partnership with EyePoint Pharmaceuticals to market FDA-approved DEXYCU®, which is the first of hopefully other FDA-approved products we hope to sell through our ImprimisRx platform. Last, but certainly not least, there are significant catalysts expected over the next few months from Eton, Surface, and Melt that could further value creation for Harrow shareholders. Please review our Letter to Stockholders for more detail on why we’re excited about the rest of the year.”

Conference Call and Webcast

The company’s management team will host a question and answer conference call with analysts and an audio-only webcast today at 5:00 p.m. Eastern Daylight Time / 2:00 p.m. Pacific Daylight Time. To participate, please use the dial in or click on the link below:

●	U.S. callers: (844) 602-0380
●	International callers: (862) 298-0970
●	Audio-only webcast: please click here

Conference Call Replay

A dial in replay of the call will be available until September 10, 2020. The webcast replay will be available until November 10, 2020.

●	U.S. callers: (877) 481-4010, Replay ID: 35615
●	International callers: (919) 882-2331, Replay ID: 35615
●	Webcast: please click here

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including ImprimisRx, the nation’s leading ophthalmology outsourcing facility and pharmaceutical compounding business. The company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, and Melt Pharmaceuticals. Harrow also owns Mayfield Pharmaceuticals, Stowe Pharmaceuticals, and Visionology, all companies founded as subsidiaries of Harrow Health. The Company also owns royalty rights in certain drug candidates being developed by Surface, Melt, and Mayfield. Harrow intends to create, invest in and grow paradigm shifting healthcare businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

DEXYCU® and all other trademarks, service marks and trade names included or referenced in this press release, are the property of their respective owners.

###

Investor Contact:

Andrew Boll

ir@harrowinc.com

615-733-4730

Source: Harrow Health, Inc.